UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2007

Date of Report (Date of earliest event reported)

iPARTY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25507	76-0547750
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
270 Bridge Street, Suite 301, Dedham, Massachusetts		02026
(Address of principal executive offices)		(Zip Code)

(781) 329-3952

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 9, 2007, iParty Corp. (“we” or “iParty”) entered into an Amendment Agreement pursuant to which it amended a warrant issued on September 15, 2006 to Highbridge International LLC, an institutional accredited investor.  The amendment provides that the warrant may not be exercised to the extent that such exercise would cause the warrantholder, together with its affiliates, to beneficially own a number of shares of our common stock which would exceed 4.99% (the “Maximum Percentage”) of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrant that have not been exercised.  The Maximum Percentage may be increased or decreased from time to time, subject to sixty one (61) days prior notice to us by the warrantholder, provided that the Maximum Percentage may not exceed 9.99% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrant that have not been exercised.

The Amendement Agreement and the Warrant to Purchase Common Stock, as amended, are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment Agreement between iParty Corp. and Highbridge International LLC , dated January 9, 2007.
10.2	Warrant to Purchase Common Stock, issued September 15, 2006, as amended January 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPARTY CORP.

By:	/s/ SAL PERISANO

Sal Perisano
Chairman of the Board and
Chief Executive Officer

Dated: January 10, 2007

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Amendment Agreement between iParty Corp. and Highbridge International LLC , dated January 9, 2007.
10.2	Warrant to Purchase Common Stock, issued September 15, 2006, as amended January 9, 2007.